UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FreightCar America, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	25-1837219 (I.R.S. Employer Identification No.)

Two North Riverside Plaza Suite 1250 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-123384

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share (Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Information with respect to the Common Stock, par value $0.01 per share (the “Common Stock”), of FreightCar America, Inc., a Delaware corporation formerly known as FCA Acquisition Corp. (“FreightCar America”), is incorporated by reference to the section captioned “Description of Capital Stock” in the Prospectus, which constitutes part of FreightCar America’s Registration Statement on Form S-1 (No. 333-123384), initially filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2005 and amended by Amendment No. 1 to the Registration Statement, filed with the Commission on March 21, 2005, Amendment No. 2 to the Registration Statement, filed with the Commission on March 29, 2005, and Amendment No. 3 to the Registration Statement, filed with the Commission on April 1, 2005, and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description

3.9*	Form of Amended and Restated Certificate of Incorporation of FCA Acquisition Corp.

3.10*	By-laws of FCA Acquisition Corp.

3.11*	Form of Certificate of Merger of FreightCar America, Inc. into FCA Acquisition Corp.

4.1*	Shareholders’ Agreement, dated as of June 3, 1999, by and among Rabbit Hill Holdings, Inc., Hancock Mezzanine Partners, L.P., John Hancock Mutual Life Insurance Company, Caravelle Investment Fund, L.L.C., Johnstown America Industries, Inc., Camillo M. Santomero, III and the investors listed on Exhibit A attached thereto.

4.2*	Amendment No. 1 to Shareholders’ Agreement, dated as of February 15, 2001, by and among Rabbit Hill Holdings, Inc., Hancock Mezzanine Partners, L.P., John Hancock Mutual Life Insurance Company, Caravelle Investment Fund, L.L.C., Transportation Technologies Industries, Inc. (formerly Johnstown America Industries, Inc.), Camillo M. Santomero, III, Transportation Investment Partners, L.L.C. and the investors listed on Exhibit A attached thereto.

4.3*	Form of Registration Rights Agreement, by and among FreightCar America, Inc., Hancock Mezzanine Partners, L.P., John Hancock Life Insurance Company, Caravelle Investment Fund, L.L.C., Trimaran Investments II, L.L.C., Camillo M. Santomero, III, and the investors listed on Exhibit A attached thereto.

4.4*	Specimen Common Stock Certificate of FreightCar America, Inc.

10.30*	Form of Nomination Agreement between FreightCar America, Inc. and each of Caravelle Investment Fund, L.L.C., Trimaran Investments II, L.L.C. and Camillo M. Santomero, III.

*	Filed as equivalent exhibit number to FreightCar America’s Registration Statement on Form S-1 (333-123384), as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: April 1, 2005	By:	/S/ JOHN E. CARROLL, JR.
Name: John E. Carroll, Jr. Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.9*	Form of Amended and Restated Certificate of Incorporation of FCA Acquisition Corp.

3.10*	By-laws of FCA Acquisition Corp.

3.11*	Form of Certificate of Merger of FreightCar America, Inc. into FCA Acquisition Corp.

4.1*	Shareholders’ Agreement, dated as of June 3, 1999, by and among Rabbit Hill Holdings, Inc., Hancock Mezzanine Partners, L.P., John Hancock Mutual Life Insurance Company, Caravelle Investment Fund, L.L.C., Johnstown America Industries, Inc., Camillo M. Santomero, III and the investors listed on Exhibit A attached thereto.

4.2*	Amendment No. 1 to Shareholders’ Agreement, dated as of February 15, 2001, by and among Rabbit Hill Holdings, Inc., Hancock Mezzanine Partners, L.P., John Hancock Mutual Life Insurance Company, Caravelle Investment Fund, L.L.C., Transportation Technologies Industries, Inc. (formerly Johnstown America Industries, Inc.), Camillo M. Santomero, III, Transportation Investment Partners, L.L.C. and the investors listed on Exhibit A attached thereto.

4.3*	Form of Registration Rights Agreement, by and among FreightCar America, Inc., Hancock Mezzanine Partners, L.P., John Hancock Life Insurance Company, Caravelle Investment Fund, L.L.C., Trimaran Investments II, L.L.C., Camillo M. Santomero, III, and the investors listed on Exhibit A attached thereto.

4.4*	Specimen Common Stock Certificate of FreightCar America, Inc.

10.30*	Form of Nomination Agreement between FreightCar America, Inc. and each of Caravelle Investment Fund, L.L.C., Trimaran Investments II, L.L.C. and Camillo M. Santomero, III.

*	Filed as equivalent exhibit number to FreightCar America’s Registration Statement on Form S-1 (333-123384), as amended, and incorporated herein by reference.